Exhibit 99
Stem Announces Second Quarter 2026 Results
Achieved fifth consecutive quarter of positive adjusted EBITDA
PowerTrackTM software revenue up 11% YoY
PowerTrackTM Energy Management System (EMS) recognized as leading, global innovative solution with The smarter E AWARD win
Reaffirming full year 2026 financial and operating guidance

HOUSTON – August 12, 2026 – Stem, Inc. (“Stem,” “we” or the “Company”) (NYSE: STEM), a global leader in AI-enabled clean energy software and services, today announced its results for the quarter ended June 30, 2026.
Financial Highlights
•Revenue of $33.7 million, down 12% from $38.4 million in 2Q25
•Software, services, and edge hardware revenue of $33.4 million, up 1% from $32.9 million in 2Q25
•GAAP gross profit of $13.9 million, up 9% from $12.8 million in 2Q25
•GAAP gross margin of 41%, up from 33% in 2Q25
•Non-GAAP gross profit of $18.4 million, down from $18.7 million in 2Q25
•Non-GAAP gross margin of 55%, up from 49% in 2Q25
•Net loss of $14.4 million versus net income of $202.5 million in 2Q25
•Adjusted EBITDA of $6.2 million up 63% from $3.8 million in 2Q25
•Operating cash flow of $0.3 million versus $(21.3) million in 2Q25
•Ended 2Q26 with $38.4 million in cash and cash equivalents versus $36.6 million in 1Q26

Operating Highlights
•Bookings of $36.8 million, up 39% from $26.5 million in 1Q26
•Contracted backlog of $27.1 million, up 18% from $23.0 million at the end of 1Q26
•Storage operating assets under management (“AUM”) of 1.8 gigawatt hours (“GWh”), up 6% sequentially
•Solar operating AUM of 38.3 gigawatts (“GW”), up 2% sequentially
•Contracted annual recurring revenue (“CARR”) of $69.0 million, up from $67.2 million at the end of 1Q26
•Annual recurring revenue (“ARR”) of $62.4 million, up from $61.2 million at the end of 1Q26

“The second quarter reflected strong momentum across our core PowerTrack platform and continued expansion of our international footprint,” stated Arun Narayanan, Chief Executive Officer of Stem. “We brought PowerTrack EMS to Latin America this quarter with the Granja Solar project in Chile, where our software will serve as the control system for a 135 MW solar facility being retrofitted with a 420 megawatt-hour battery storage system – a strong proof point for the kind of hybrid, utility-scale project that validates the commercial prospects of our EMS offering. Our products were also recognized internationally, with PowerTrack EMS receiving ‘The smarter E AWARD 2026’ in Europe for the Smart Integrated Energy category, an honor given to industry pioneers driving major innovations across energy storage and smart integrated energy, and a prestigious recognition for the clean energy industry. Alongside this sustained commercial progress, we are continuing to execute with discipline, delivering our fifth consecutive quarter of positive adjusted EBITDA and record non-GAAP gross margins. We remain focused on driving operating leverage, strengthening our core platform, and building the foundation for accelerated growth in 2027 and beyond.”

“Our second quarter results reflect our continued dedication to driving operating leverage in the business,” stated Brian Musfeldt, Chief Financial Officer of Stem. “Non-GAAP gross margins, adjusted EBITDA, and operating cash flow improved significantly versus the prior year. Because of our consistent performance and expectations for the rest of the year, we are pleased to reaffirm full year 2026 guidance across all metrics.”

Key Financial Results and Operating Metrics
($ in millions, unless otherwise noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Key Financial Results
Revenue	$33.7	$38.4	$62.7	$70.9
GAAP Gross Profit	$13.9	$12.8	$24.8	$23.3
GAAP Gross Margin (%)	41%	33%	40%	33%
Non-GAAP Gross Profit*	$18.4	$18.7	$33.6	$33.5
Non-GAAP Gross Margin (%)*	55%	49%	54%	47%
Net Income (Loss)	$(14.4)	$202.5	$(33.3)	$177.5
Adjusted EBITDA*	$6.2	$3.8	$8.2	$(0.8)

Key Operating Metrics
Bookings	$36.8	$34.3	$63.3	$68.8
Contracted Backlog**	$27.1	$26.8	$27.1	$26.8
CARR**	$69.0	$69.2	$69.0	$69.2
ARR**	$62.4	$58.5	$62.4	$58.5
Solar Operating AUM (in GW)**	38.3	32.7	38.3	32.7
Storage Operating AUM (in GWh)**	1.8	1.7	1.8	1.7
* Non-GAAP financial measures. See the section below titled “Use of Non-GAAP Financial Measures” for details and the section below titled “Reconciliations of Non-GAAP Financial Measures” for reconciliations.
** At period end.
Second Quarter 2026 Financial and Operating Results
Financial Results
Revenue decreased 12% year-over-year to $33.7 million, versus $38.4 million in the second quarter of 2025, driven by significantly reduced battery hardware resales and lower managed services revenue. Revenue from software, services, and edge hardware was $33.4 million for the second quarter of 2026, up 1% from $32.9 million for the second quarter of 2025, driven by 11% year-over-year growth in PowerTrack software revenue, partially offset by lower managed services revenue.
GAAP gross profit was $13.9 million, or 41%, versus $12.8 million, or 33%, in the second quarter of 2025. The year-over-year increase in GAAP gross profit ($) and GAAP gross margin (%) was driven by reduced costs, increased higher-margin software, services, and edge hardware sales, and reduced lower-margin battery hardware resale and managed services revenue.
Non-GAAP gross profit was $18.4 million, or 55%, versus $18.7 million, or 49%, in the second quarter of 2025. The year-over-year decrease in non-GAAP gross profit ($) was driven by significantly decreased lower-margin battery hardware resales and managed services revenue. The year-over-year increase in non-GAAP gross margin (%) reflects increased higher-margin software, services, and edge hardware sales, along with reduced lower-margin battery hardware resale revenue.
Net loss was $14.4 million versus the second quarter of 2025 net income of $202.5 million. The year-over-year decrease was primarily due to a one-time gain on extinguishment of debt in the second quarter of 2025, which was partially offset by increased GAAP gross profit and lower operating expenses in the second quarter of 2026.
Adjusted EBITDA was $6.2 million, up 63% compared to $3.8 million in the second quarter of 2025. The year-over-year improvement was primarily driven by a higher mix of high-margin software and services revenue combined with lower operating expenses.

The Company ended the second quarter with $38.4 million in cash and cash equivalents, versus $36.6 million reported at the end of the first quarter of 2026.
Operating Results
Bookings were $36.8 million in the second quarter of 2026, up 39% from $26.5 million in the first quarter of 2026.
Contracted backlog was $27.1 million at the end of the second quarter of 2026, up 18% from $23.0 million at the end of the first quarter of 2026.
CARR was $69.0 million at the end of the second quarter of 2026, up 3% from $67.2 million at the end of the first quarter of 2026.
ARR increased 2% to $62.4 million at the end of the second quarter of 2026 from $61.2 million at the end of the first quarter of 2026. PowerTrack ARR increased 3% sequentially to $42.8 million in the second quarter of 2026 from $41.7 million at the end of the first quarter of 2026. Managed services ARR increased slightly to $19.6 million from $19.5 million at the end of the first quarter of 2026.
Solar operating AUM increased 2% sequentially to 38.3 GW for the second quarter of 2026. Storage operating AUM increased 6% sequentially to 1.8 GWh for the quarter.
The following table provides a summary of contracted backlog at the end of the second quarter of 2026, and includes only hardware and non-recurring services contracts, compared to backlog at the end of the first quarter of 2026 ($ in millions):

End of 1Q26	$23.0
Add: Bookings	20.7
Less: Hardware revenue	(15.1)
Project and professional services revenue	(1.2)
Amendments/Cancellations	(0.3)
End of 2Q26	$27.1

Business Updates

•On August 12, 2026, the Company announced that Solarmarkt Group, together with engineering, procurement, and construction partner Pannonwatt Energetikai Megoldások Zrt., selected Stem's PowerTrack™ EMS as the integrated energy management, power plant control (PPC), and SCADA platform for the hybridization of two operating utility-scale solar plants in Hungary. The projects are expected to add a 40 MW / 80 MWh battery energy storage system to each of Solarmarkt Group's existing 60 MWp solar facilities. Stem previously supplied the PPC capabilities for the solar assets in 2025 and 2026 using a hybrid-ready PowerTrack architecture. Under the new agreement, the same software and controls foundation are expected to expand across the battery systems at each site, helping to enable solar generation, storage, grid interconnection, and market dispatch to operate through a single integrated solution.

•On July 1, 2026, the Company announced that its PowerTrack EMS won The smarter E AWARD 2026 in the Smart Integrated Energy category. Organized by Solar Promotion International GmbH and Freiburg Management and Marketing International GmbH, The smarter E AWARD is presented across five industry categories, honoring pioneers of the energy industry driving major innovations across energy storage and smart integrated energy. The Smart Integrated Energy category specifically highlights technologies advancing the integration, management, and performance of clean energy systems. The award was announced during The smarter E Europe in Munich, Europe's largest alliance of exhibitions for the energy industry, bringing together Intersolar Europe, ees Europe, Power2Drive Europe, and EM-Power Europe.

•On June 17, 2026, the Company announced the launch of AIONA, Stem’s AI services offering developed in direct response to growing customer and market demand for practical, execution-focused artificial intelligence solutions. AIONA builds on Stem’s deep experience applying AI, data science, optimization, and automation across complex clean energy environments.

•On May 27, 2026, the Company announced that Copec Flux, the renewable energy subsidiary of Copec S.A., is deploying Stem’s PowerTrack EMS at the Granja Solar project in Chile. This development expands Stem’s Latin America footprint and represents a meaningful step into the region’s utility-scale hybrid market. The Granja project is an existing 135 MW PV project that Copec is retrofitting with a 420 MWh BESS to create a hybrid solar-plus-storage facility that allows Copec to supply energy to the national energy grid at more valuable times. As part of that expansion, Stem’s PowerTrack EMS is expected to serve as the site’s master control system, providing the controls architecture needed to manage the integrated asset.

•On May 13, 2026, the Company announced that it entered into a services agreement with Bluesphere Ventures to support its portfolio of standalone battery energy storage projects participating in New York's Value of Distributed Energy Resources (VDER) program. Under the agreement, Stem is expected to provide revenue modeling, market analysis, and intelligence across Bluesphere Ventures' pipeline of battery storage projects located within Consolidated Edison (ConEd) territory in New York City.

•On April 30, 2026, the Company announced a co-marketing agreement with Nuvation Energy, a North American provider of battery management and energy control solutions, to jointly promote a fully North American-made BESS control stack. The agreement brings together Stem’s PowerTrack EMS and Unit Controller with Nuvation’s Battery Management System, to create an integrated control layer designed to meet growing demand for secure, compliant, and domestically sourced energy infrastructure.

•On April 28, 2026, the Company announced it acquired the assets of raicoon GmbH, a Vienna-based provider of automated fault detection and event management for solar asset performance. The acquisition enhances Stem’s PowerTrack platform by improving how operational data is analyzed and translated into action, helping customers identify, prioritize, and resolve performance issues more quickly across their renewable energy portfolios.

Outlook
The Company is reaffirming its full-year 2026 guidance as follows ($ millions, unless otherwise noted):

Revenue	$140 - $190
Software, services, & edge hardware	$130 - $150
Battery hardware resale	Up to $40

Non-GAAP Gross Margin (%)*	40% - 50%

Adjusted EBITDA*	$10 - $15

Operating Cash Flow	$0 - $10

Year end ARR**	$65 - $70

* See the section below titled “Reconciliations of Non-GAAP Financial Measures” for information regarding why Stem is unable to reconcile non-GAAP Gross Margin and adjusted EBITDA guidance to their most comparable financial measures calculated in accordance with GAAP.
** See below for definitions.
Some Factors Affecting our Business and Operations
The Company is subject to risk and exposure from the evolving macroeconomic, regulatory, geopolitical and business environment, including uncertainty regarding the effects of the One Big Beautiful Bill (OBBB) on our business and that of our suppliers and customers, the effects of increased import tariffs and retaliatory trade policies, global inflationary pressures and interest rates, potential economic slowdowns or recessions, government shutdowns, and geopolitical pressures, including the armed conflicts between Russia and Ukraine and in the Middle East, as well as tensions between China and the United States, and uncertainty around other current and future trade policies and other regulations. We regularly monitor and attempt to mitigate the direct and indirect effects of these circumstances on our business and financial results, although there is no guarantee of the extent to which we will be successful in these efforts.
Use of Non-GAAP Financial Measures
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), this earnings press release contains the following non-GAAP financial measures: adjusted EBITDA, non-GAAP gross profit and non-GAAP gross margin.

We use these non-GAAP financial measures for financial and operational decision-making and to evaluate our operating performance and prospects, develop internal budgets and financial goals, and facilitate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our operating performance, such as stock-based compensation and other non-cash charges, as well as discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results, to the extent that competitors define these metrics in the same manner that we do. We believe these non-GAAP financial measures are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by investors and analysts to help them analyze the health of our business. Our calculation of these non-GAAP financial measures may differ from similarly titled non-GAAP measures, if any, reported by other companies. In addition, other companies may not publish these or similar measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP. For reconciliation of adjusted EBITDA and non-GAAP gross profit and margin to their most comparable GAAP measures, see the section below entitled “Reconciliations of Non-GAAP Financial Measures.”
Definitions of Non-GAAP Financial Measures
We define adjusted EBITDA as net (loss) income attributable to Stem before depreciation and amortization, including amortization of internally developed software, interest expense, further adjusted to exclude stock-based compensation and other income and expense items, including change in fair value of warrant liability, impairment of assets held for sale, and income tax provision or benefit. The expenses and other items that we exclude in our calculation of adjusted EBITDA may differ from the expenses and other items, if any, that other companies exclude when calculating adjusted EBITDA.

We define non-GAAP gross profit as gross profit excluding amortization of capitalized software, and impairments related to decommissioning of end-of-life systems. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
See also the section below entitled “Reconciliations of Non-GAAP Financial Measures.”
Conference Call Information
Stem will hold a conference call to discuss this earnings press release and business outlook on Wednesday, August 12, 2026, beginning at 5:00 p.m. Eastern Time. The conference call and accompanying slides may be accessed via a live webcast on a listen-only basis on the Events & Presentations page of the Investor Relations section of the Company’s website at https://investors.stem.com/news-events/ir-calendar. The call can also be accessed live over the telephone by dialing (877) 407-3982, or for international callers, (201) 493-6780 and referencing Stem. An audio replay will be available shortly after the call and can be accessed by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671. The passcode for the replay is 13757930. The replay will be available until September 12, 2026. An archive of the webcast will be available shortly after the call on Stem’s website at https://investors.stem.com for 6 months following the call.
About Stem
Stem (NYSE: STEM) is a global leader reimagining technology to support the energy transition. We turn complexity into clarity and potential into performance.

Stem helps asset owners, operators, and energy stakeholders unlock the full value of their portfolios by enabling the intelligent development, deployment, and operation of clean energy assets. Stem’s integrated software suite, PowerTrack™, is the industry-standard and best-in-class platform for asset monitoring and optimization and is backed by expert professional and managed services, all delivered under one roof. Designed to address complex energy challenges seamlessly, our technology transforms raw data into clear, actionable insights, providing the visibility and intelligence needed to drive performance. With projects across 55 countries, customers have trusted Stem for nearly 20 years to maximize the value of their clean energy investments.
Driven by human and artificial intelligence, Stem is unlocking energy intelligence. Learn more at stem.com.

Forward-Looking Statements
This earnings press release, as well as other statements we make, contains “forward-looking statements” within the meaning of the federal securities laws, which include any statements that are not historical facts. Such statements often contain words such as “expect,” “may,” “can,” “believe,” “predict,” “plan,” “potential,” “projected,” “projections,” “forecast,” “estimate,” “intend,” “anticipate,” “ambition,” “goal,” “target,” “think,” “should,” “could,” “would,” “will,” “hope,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements about our financial and operating performance, guidance, targets and other forecasts or expectations regarding, or dependent on, our business outlook and strategy and expectations around our software-centric business; our ability to secure sufficient and timely inventory from suppliers; our ability to meet contracted customer demand; our ability to manage manufacturing or delivery delays; our ability to manage our supply chain and distribution channels; our acquisitions, joint ventures, partnerships and other alliances; forecasts or expectations regarding the energy transition and global climate change; the integration and optimization of energy resources; our business strategies and those of our customers; our ability to retain or upgrade current customers, further penetrate existing markets or expand into new markets; the effects of natural disasters and other events beyond our control; the impacts of the One Big Beautiful Bill Act (“OBBB”) on our business and that of our customers; the direct or indirect effects on our business of macroeconomic factors and geopolitical instability, such as the armed conflicts between Russia and Ukraine and in the Middle East; and our outlook and future results of operations, including revenue, adjusted EBITDA and other metrics. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those expressed or implied by such forward-looking statements, including but not limited to our inability to execute on, and achieve the expected benefits from, our operational and strategic initiatives; including from our cost reduction and restructuring efforts; our inability to successfully execute on our new software-centric strategy; the effects of the OBBB on our business and that of our customers; our inability to secure sufficient and timely inventory from our suppliers, as well as contracted quantities of equipment; our inability to meet contracted customer demand; supply chain interruptions and manufacturing or delivery delays; disruptions in sales, production, service or other business activities; general macroeconomic and business conditions in key regions of the world, including inflationary pressures, general economic slowdown or a recession, high interest rates, changes in monetary policy, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, government shutdowns, and instability in financial institutions; the direct and indirect effects of widespread health emergencies on our workforce, operations, financial results and cash flows; geopolitical instability, such as the armed conflicts between Russia and Ukraine and in the Middle East; the results of operations and financial condition of our customers and suppliers; pricing pressures; severe weather and seasonal factors; our inability to continue to grow and manage our growth effectively; our inability to attract and retain qualified employees and key personnel; our inability to comply with, and the effect on our business of, evolving legal standards and regulations, including those concerning data protection, consumer privacy, sustainability, and evolving labor standards; risks relating to the development and performance of our software-enabled services; our inability to retain or upgrade current customers, further penetrate existing markets or expand into new markets; the risk that our business, financial condition and results of operations may be adversely affected by other political, economic, business and competitive factors; and other risks and uncertainties discussed in this release and in our most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, our actual results or outcomes, or the timing of these results or outcomes, may vary materially from those reflected in our forward-looking statements. Forward-looking statements and other statements in this release regarding our environmental, social, and other sustainability plans and goals are not an indication that these statements are necessarily material to the Company, investors, or other stakeholders, or required to be disclosed in our filings under U.S. securities laws or any other laws or requirements applicable to the Company. Forward-looking statements in this earnings press release are made as of the date of this release, and the Company disclaims any intention or obligation to update publicly or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Stem Investor Contacts
Erin Reed, Stem
Marc Silverberg, ICR
IR@stem.com

Stem Media Contacts
Tatjana Legans, Stem
press@stem.com
Source: Stem, Inc.

STEM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents (VIE: $337 and $560 as of June 30, 2026 and December 31, 2025, respectively)	$38,415	$48,915
Accounts receivable, net of allowances of $2,717 and $3,893 as of June 30, 2026 and December 31, 2025, respectively	33,222	38,353
Inventory	6,122	4,587
Assets held for sale	1,229	—
Other current assets (VIE: $300 and $0 as of June 30, 2026 and December 31, 2025, respectively)	10,339	8,236
Total current assets	89,327	100,091
Energy storage systems, net	33,990	43,925
Contract origination costs, net	6,121	7,466
Goodwill	2,463	—
Intangible assets, net	113,045	123,028
Operating lease right-of-use assets	10,598	9,571
Other noncurrent assets	24,229	24,806
Total assets	$279,773	$308,887
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable (VIE: $157 and $440 as of June 30, 2026 and December 31, 2025, respectively)	$14,468	$10,310
Accrued liabilities	21,796	26,875
Accrued payroll	5,552	9,131
Financing obligation, current portion	13,151	13,792
Deferred revenue, current portion	44,381	43,625
Other current liabilities	8,168	6,832
Total current liabilities	107,516	110,565
Deferred revenue, noncurrent	81,634	85,251
Asset retirement obligation	4,385	4,349
Convertible notes, noncurrent	184,007	183,594
Senior secured notes, noncurrent	135,212	128,796
Financing obligation, noncurrent	24,010	29,590
Warrant liability	2,207	5,121
Lease liabilities, noncurrent	10,070	9,860
Other liabilities	729	820
Total liabilities	549,770	557,946

Stockholders’ deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized as of June 30, 2026 and December 31, 2025; zero shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value; 250,000,000 and 250,000,000 shares authorized as of June 30, 2026 and December 31, 2025, respectively; 9,607,873 and 8,489,540 issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1	1
Additional paid-in capital	1,252,624	1,239,263
Accumulated other comprehensive (loss) income	(141)	41
Accumulated deficit	(1,522,055)	(1,488,747)
Total Stem stockholders’ deficit	(269,571)	(249,442)
Non-controlling interests	(426)	383
Total stockholders’ deficit	(269,997)	(249,059)
Total liabilities and stockholders’ deficit	$279,773	$308,887

STEM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Services and other revenue	$18,618	$20,852	$37,292	$38,573
Hardware revenue	15,036	17,522	25,362	32,313
Total revenue	33,654	38,374	62,654	70,886
Cost of revenue
Cost of services and other	11,559	14,262	23,503	25,675
Cost of hardware	8,208	11,312	14,405	21,873
Total cost of revenue	19,767	25,574	37,908	47,548
Gross profit	13,887	12,800	24,746	23,338
Operating expenses:
Sales and marketing	7,437	7,250	13,954	14,042
Research and development	6,459	9,993	13,034	21,321
General and administrative	8,207	8,900	16,873	22,466
(Remeasurement of) impairment of assets held for sale	(545)	—	2,770	—
Total operating expenses	21,558	26,143	46,631	57,829
Loss from operations	(7,671)	(13,343)	(21,885)	(34,491)
Other (expense) income, net:
Interest expense	(7,510)	(4,072)	(14,869)	(8,362)
Gain on extinguishment of debt	—	220,047	—	220,047
Change in fair value of warrant liability	503	—	2,914	—
Other income, net	308	374	657	870
Total other (expense) income, net	(6,699)	216,349	(11,298)	212,555
(Loss) income before provision for income taxes	(14,370)	203,006	(33,183)	178,064
Provision for income taxes	(13)	(475)	(125)	(533)
Net (loss) income	$(14,383)	$202,531	$(33,308)	$177,531

Net (loss) income per share attributable to common stockholders, basic	$(1.58)	$24.31	$(3.78)	$21.48
Net loss per share attributable to common stockholders, diluted	$(1.58)	$(1.79)	$(3.78)	$(4.54)

Numerator used to compute net (loss) income per share:
Net (loss) income attributable to Stem common stockholders, basic	$(14,383)	$202,531	$(33,308)	$177,531
Net loss attributable to Stem common stockholders, diluted	$(14,383)	$(15,160)	$(33,308)	$(38,205)

Weighted-average shares used in computing net (loss) income per share to common stockholders, basic	9,110,452	8,330,679	8,815,386	8,263,378
Weighted-average shares used in computing net loss per share to common stockholders, diluted	9,110,452	8,481,799	8,815,386	8,414,498

STEM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2026	2025
OPERATING ACTIVITIES
Net (loss) income	$(33,308)	$177,531
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization expense	21,918	22,242
Non-cash interest expense, including interest expenses associated with debt issuance costs	737	210
Stock-based compensation	3,501	5,712
Change in fair value of warrant liability	(2,914)	—
Non-cash lease expense	1,319	1,362
Accretion of asset retirement obligations	123	119
Impairment loss of energy storage systems	103	1,413
Gain on disposal and abandonment of property, plant and equipment	(112)	—
Impairment loss of project assets	4	966
Impairment of assets held for sale, net	2,770	—
Provision for credit losses on accounts receivable	17	1,547
Gain on extinguishment of debt	—	(220,047)
Other	(16)	53
Changes in operating assets and liabilities:
Accounts receivable	5,114	14,772
Inventory	(1,535)	6,321
Other assets	(1,397)	1,715
Contract origination costs, net	(547)	(573)
Project assets	(4)	(2,202)
Accounts payable	4,083	(18,727)
Accrued expenses and other liabilities	(3,339)	(1,174)
Deferred revenue	(2,861)	(2,793)
Lease liabilities	(1,631)	(1,189)
Net cash used in operating activities	(7,975)	(12,742)
INVESTING ACTIVITIES
Capital expenditures on internally-developed software	(2,555)	(4,626)
Purchase of property and equipment	—	(48)
Net cash used in investing activities	(2,555)	(4,674)
FINANCING ACTIVITIES
Proceeds from issuances of common stock under at-the-market program, net	5,631	—
Repayment of financing obligations	(4,701)	(8,355)
Proceeds from issuance of senior secured notes	—	10,000
(Distributions to) contributions from non-controlling interests, net	(809)	37
Net cash provided by financing activities	121	1,682
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(91)	225
Net decrease in cash, cash equivalents and restricted cash	(10,500)	(15,509)
Cash, cash equivalents and restricted cash, beginning of year	50,701	58,085
Cash, cash equivalents and restricted cash, end of period	$40,201	$42,576

RECONCILIATION OF CASH, CASH EQUIVALENTS, AND RESTRICTED CASH WITHIN THE UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$38,415	$40,790
Restricted cash included in other noncurrent assets	1,786	1,786
Total cash, cash equivalents, and restricted cash	$40,201	$42,576

STEM, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The following table provides a reconciliation of adjusted EBITDA to net loss:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)		(in thousands)
Net (loss) income	$(14,383)	$202,531	$(33,308)	$177,531
Adjusted to exclude the following:
Depreciation and amortization (1)	11,507	12,926	22,025	24,621
Interest expense	7,510	4,072	14,869	8,362
Gain on extinguishment of debt	—	(220,047)	—	(220,047)
Stock-based compensation	1,454	1,395	3,501	5,712
Change in fair value of warrant liability	(503)	—	(2,914)	—
Recovery of accounts receivable write-off (2)	—	(3,500)	—	(3,500)
(Remeasurement of) impairment of assets held for sale	(545)	—	2,770	—
Provision for income taxes	13	475	125	533
Other expenses (3)	1,173	5,965	1,158	5,978
Adjusted EBITDA	$6,226	$3,817	$8,226	$(810)
Adjusted EBITDA, as used in the Company's full-year 2026 guidance, is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile projected adjusted EBITDA to net loss, its most directly comparable forward-looking GAAP financial measure, without unreasonable effort, because the Company is unable to predict with a reasonable degree of certainty its change in stock-based compensation expense, depreciation and amortization expense, and other items that may affect net loss. The unavailable information could have a significant effect on the Company’s full-year 2026 GAAP financial results.
(1) Depreciation and amortization reflects depreciation and amortization expense, impairment loss of energy storage systems, and impairment loss of project assets.
(2) As previously disclosed, the Company wrote off certain receivables determined to be uncollectible. During the three and six months ended June 30, 2025, the Company recovered $3.5 million of the receivables previously written off.
(3) Adjusted EBITDA for the three and six months ended June 30, 2026 included other expenses of $1.2 million and $1.2 million, respectively. For the three months ended June 30, 2026, other expenses includes $1.1 million for acquisition and divestiture related charges and $0.1 million of other non-recurring expenses. For the six months ended June 30, 2026, other expenses includes $1.1 million for acquisition and divestiture related charges and $0.1 million of other non-recurring expenses.
Adjusted EBITDA for the three and six months ended June 30, 2025 included other expenses of $6.0 million and $6.0 million, respectively. For the three months ended June 30, 2025, other expenses includes $5.9 million for expenses related to restructuring costs to pursue greater efficiency and to realign our business and strategic priorities. For the six months ended June 30, 2025, other expenses includes $5.9 million for expenses related to restructuring costs to pursue greater efficiency and to realign our business and strategic priorities and $0.1 million of other non-recurring expenses.

The following table provides a reconciliation of non-GAAP gross profit and margin to GAAP gross profit and margin ($ in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$33.7	$38.4	$62.7	$70.9
Cost of revenue	(19.8)	(25.6)	(37.9)	(47.6)
GAAP gross profit	13.9	12.8	24.8	23.3
GAAP gross margin (%)	41%	33%	40%	33%

Adjustments to Gross Margin:
Amortization of capitalized software & developed technology	4.4	4.5	8.7	8.8
Impairments	0.1	1.4	0.1	1.4
Non-GAAP gross profit	$18.4	$18.7	$33.6	$33.5
Non-GAAP gross margin (%)	55%	49%	54%	47%
Non-GAAP gross margin as used in the Company's full-year 2026 guidance, is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile projected non-GAAP gross margin to GAAP gross margin, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty its change in amortization of capitalized software, impairments, and other items that may affect GAAP gross margin. The unavailable information could have a significant effect on the Company’s full-year 2026 GAAP financial results.

Key Definitions:

Item	Definition
ARR	Annualized value from operating customer subscription contracts, including solar software, storage software & recurring managed services, and any recurring professional services contracts.
Bookings	Total value of executed customer purchase orders, as of the end of the relevant period (e.g. quarterly bookings or annual bookings). Customer purchase orders are typically executed three to six months ahead of hardware installation. The booking amount includes (1) hardware revenue, which is typically recognized at delivery of the energy storage hardware system and/or edge device to the customer, and (2) services revenue, which represents total nominal software and services contract value recognized ratably over the contract period.
Battery Hardware Resale Revenue	Sales of energy storage systems.
CARR	Annualized value from Stem customer subscription contracts with executed purchase orders signed in the period for systems that are not yet operating, and all operating Stem customer subscription contracts, including solar software, storage software & recurring managed services, and some recurring professional services contracts.
Contracted Backlog
Total value of hardware and non-recurring services bookings with executed purchase orders in dollars, as reflected on a specific date. Backlog increases as new purchase orders are executed (bookings) and decreases as hardware is delivered and recognized as revenue and as services are provided.

Edge Hardware	Sales of edge device hardware to aid in the collection of site data and the real-time operation and control of a site.
Operating Cash Flow	Net cash provided by (used in) operating activities. Does not represent the change in balance sheet cash which will be further impacted by investing and financing activities.
Project and Professional Services Revenue	Full lifecycle energy services including development and engineering, procurement and integration, performance and operations support, and revenue tied to Development Company investments.
Solar Operating AUM	Total GW of solar systems in operation.
PowerTrack Software Revenue	Recurring SaaS revenue from PowerTrack software.
Storage Operating AUM	Total GWh of energy storage systems in operation.
Managed Services Revenue	Includes (1) recurring revenue related to the operation and optimization of energy storage and hybrid portfolios managed by Stem and (2) Host Customer recurring and merchant revenues.